Exhibit 23.2

                         CONSENT OF INDEPENDENT AUDITORS
                         -------------------------------

         We hereby consent to the use of our audit report dated March 9, 2001 in this Form SB-2A of Gimmeabid.com, Inc. for the years ended December 31, 2000 and 1999, which is a part of this Form SB-2A and all references to our firm included in this Form SB-2A.



HJ & Associates, LLC
(Formerly Jones, Jensen & Company)
Salt Lake City, Utah
July 26, 2001